                                                                     Exhibit 4.2

================================================================================





                                  [LOGO] CHASE

                                   $16,000,000
                                     364-Day
                                CREDIT AGREEMENT

                                   dated as of
                                January 31, 2001

                                      among

                          Genencor International, Inc.

                            The Lenders Party Hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                           ---------------------------

                             CHASE SECURITIES INC.,
                          as Advisor, Book Manager and
                                  Lead Arranger

================================================================================

ARTICLE I  DEFINITIONS............................................................................................5
   SECTION 1.01.  DEFINED TERMS...................................................................................5
   SECTION 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS.........................................................25
   SECTION 1.03.  TERMS GENERALLY................................................................................25
   SECTION 1.04.  ACCOUNTING TERMS; GAAP.........................................................................26
   SECTION 1.05.  FOREIGN CURRENCY EQUIVALENTS; CURRENCY FLUCTUATIONS............................................26
ARTICLE II  THE CREDITS..........................................................................................26
   SECTION 2.01.  COMMITMENTS....................................................................................26
   SECTION 2.02.  LOANS AND BORROWINGS...........................................................................27
   SECTION 2.03.  REQUESTS FOR BORROWINGS........................................................................27
   SECTION 2.04.  FUNDING OF BORROWINGS..........................................................................28
   SECTION 2.05.  INTEREST ELECTIONS.............................................................................29
   SECTION 2.06.  TERMINATION AND REDUCTION OF COMMITMENTS.......................................................30
   SECTION 2.07.  REPAYMENT OF LOANS; EVIDENCE OF DEBT...........................................................31
   SECTION 2.08.  PREPAYMENT OF LOANS............................................................................32
   SECTION 2.09.  FEES...........................................................................................32
   SECTION 2.10.  INTEREST.......................................................................................33
   SECTION 2.11.  ALTERNATE RATE OF INTEREST.....................................................................34
   SECTION 2.12.  INCREASED COSTS................................................................................35
   SECTION 2.13.  BREAK FUNDING PAYMENTS.........................................................................36
   SECTION 2.14.  TAXES..........................................................................................37
   SECTION 2.15.  PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS....................................38
   SECTION 2.16.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.................................................39
ARTICLE III  REPRESENTATIONS AND WARRANTIES......................................................................40
   SECTION 3.01.  ORGANIZATION; POWERS...........................................................................40
   SECTION 3.02.  AUTHORIZATION; ENFORCEABILITY..................................................................40
   SECTION 3.03.  GOVERNMENTAL APPROVALS; NO CONFLICTS...........................................................41
   SECTION 3.04.  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE................................................41
   SECTION 3.05.  PROPERTIES.....................................................................................41
   SECTION 3.06.  LITIGATION AND ENVIRONMENTAL MATTERS...........................................................42
   SECTION 3.07.  COMPLIANCE WITH LAWS AND AGREEMENTS............................................................42
   SECTION 3.08.  INVESTMENT AND HOLDING COMPANY STATUS..........................................................42
   SECTION 3.09.  TAXES..........................................................................................42
   SECTION 3.10.  ERISA..........................................................................................43
   SECTION 3.11.  DISCLOSURE.....................................................................................43
   SECTION 3.12.  SUBSIDIARIES...................................................................................43
ARTICLE IV  CONDITIONS...........................................................................................43
   SECTION 4.01.  EFFECTIVE DATE.................................................................................44
   SECTION 4.02.  EACH CREDIT EVENT..............................................................................45
ARTICLE V   AFFIRMATIVE COVENANTS................................................................................45
   SECTION 5.01.  FINANCIAL STATEMENTS AND OTHER INFORMATION.....................................................45
   SECTION 5.02.  NOTICES OF MATERIAL EVENTS.....................................................................46
   SECTION 5.03.  EXISTENCE; CONDUCT OF BUSINESS.................................................................47
   SECTION 5.04.  PAYMENT OF OBLIGATIONS.........................................................................47


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
   SECTION 5.05.  MAINTENANCE OF PROPERTIES; INSURANCE...........................................................47
   SECTION 5.06.  BOOKS AND RECORDS; INSPECTION RIGHTS...........................................................47
   SECTION 5.07.  COMPLIANCE WITH LAWS...........................................................................48
   SECTION 5.08.  USE OF PROCEEDS................................................................................48
   SECTION 5.09.  SUBSIDIARY GUARANTEES..........................................................................48
   SECTION 5.10.  COVENANT TO SECURE EQUALLY.....................................................................48
   SECTION 5.11.  PARI PASSU RANKING.............................................................................49
   SECTION 5.12.  OTHER COVENANTS................................................................................49
ARTICLE VI   NEGATIVE COVENANTS..................................................................................49
   SECTION 6.01.  LIMITATION ON SUBSIDIARY INDEBTEDNESS..........................................................49
   SECTION 6.02.  LIENS..........................................................................................51
   SECTION 6.03.  FUNDAMENTAL CHANGES............................................................................54
   SECTION 6.04.  PERMITTED INVESTMENTS..........................................................................55
   SECTION 6.05.  HEDGING AGREEMENTS.............................................................................56
   SECTION 6.06.  RESTRICTED PAYMENTS............................................................................56
   SECTION 6.07.  TRANSACTIONS WITH AFFILIATES...................................................................56
   SECTION 6.08.  RESTRICTIVE AGREEMENTS.........................................................................56
   SECTION 6.09.  CONSOLIDATED INDEBTEDNESS TO TOTAL CAPITALIZATION..............................................57
   SECTION 6.10.  INTEREST COVERAGE..............................................................................57
   SECTION 6.11.  DEBT/EBITDA....................................................................................57
   SECTION 6.12.  INTENTIONALLY OMITTED..........................................................................57
   SECTION 6.13.  Intentionally Omitted..........................................................................57
   SECTION 6.14.  LIMITATIONS ON CERTAIN SUBSIDIARY ACTIONS......................................................57
   SECTION 6.15.  Sale or Discount of Receivables................................................................57
   SECTION 6.16.  SALE OF ASSETS.................................................................................58
ARTICLE VII  EVENTS OF DEFAULT...................................................................................61
ARTICLE VIII  THE ADMINISTRATIVE AGENT...........................................................................63
ARTICLE IX  MISCELLANEOUS........................................................................................65
   SECTION 9.01.  NOTICES........................................................................................65
   SECTION 9.02.  WAIVERS; AMENDMENTS............................................................................66
   SECTION 9.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER.............................................................67
   SECTION 9.04.  SUCCESSORS AND ASSIGNS.........................................................................68
   SECTION 9.05.  SURVIVAL.......................................................................................71
   SECTION 9.06.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS.......................................................71
   SECTION 9.07.  SEVERABILITY...................................................................................71
   SECTION 9.08.  RIGHT OF SETOFF................................................................................71
   SECTION 9.09.  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.....................................72
   SECTION 9.10.  WAIVER OF JURY TRIAL...........................................................................73
   SECTION 9.11.  HEADINGS.......................................................................................73
   SECTION 9.12.  CONFIDENTIALITY................................................................................73
   SECTION 9.13.  INTEREST RATE LIMITATION.......................................................................74
   SECTION 9.14.  JUDGMENT CURRENCY..............................................................................74


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


*SCHEDULE 1.01A  [FORM OF]  ASSIGNMENT AND ACCEPTANCE............................................................78
*SCHEDULE 1.01B INVESTMENT POLICY................................................................................81
*SCHEDULE 2.01  COMMITMENTS......................................................................................82
*SCHEDULE 3.06  DISCLOSED MATTERS................................................................................83
*SCHEDULE 3.12  LIST OF SUBSIDIARIES.............................................................................84
*SCHEDULE 4.01(b)  OPINION OF COUNSEL FOR THE BORROWER...........................................................85
*SCHEDULE 6.01  PERMITTED INDEBTEDNESS...........................................................................87
*SCHEDULE 6.02  PERMITTED LIENS..................................................................................88
*SCHEDULE 6.08  PERMITTED RESTRICTIONS...........................................................................89


* COPIES OF OMITTED SCHEDULES WILL BE FURNISHED UPON WRITTEN REQUEST, SUBJECT TO ANY CONFIDENTIAL TREATMENT.


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


         CREDIT AGREEMENT dated as of January 31, 2001, among Genencor International, Inc., the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

         The parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions
                                   -----------

                  SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

                  "$32,000,000 CREDIT AGREEMENT" means the $32,000,000 Credit Agreement of even date with this Agreement, among the Borrower, The Chase Manhattan Bank, as Administrative Agent, and the Lenders party thereto.

                  "ABR", when used in reference to any dollar Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ADJUSTED LIBO RATE" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "ADMINISTRATIVE AGENT" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" means, with respect to a specified Person, another Person that (a) directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of the Borrower, or (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Borrower or a Subsidiary of the Borrower at such time.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "APPLICABLE RATE" means, for any day, with respect to any ABR Loan or Eurocurrency Loan, or with respect to the utilization and commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurocurrency Spread", "Utilization Fee", or "Commitment Fee", as the case may be, based upon the Leverage Ratio in effect on such day. The Leverage Ratio shall be determined and adjusted on the date (each a "RATIO CALCULATION DATE") five Business Days after the date by which the Borrower is required to provide the Financial Officer's certificate in accordance with the provisions of SECTION 501(c). The initial Applicable Rate shall be based on a Financial Officer's certificate, delivered pursuant to
SECTION 4.01(d), setting forth a computation of the Leverage Ratio as of the end of the Fiscal Quarter ended September 30, 2000, and shall remain in effect until the first Ratio Calculation Date subsequent to December 31, 2000. If the Borrower fails to provide the Financial Officer's certificate required by
SECTION 5.01(c) on or before any Ratio Calculation Date, the Applicable Rate shall be based on an assumed Leverage Ratio of greater than 3.25 from such Ratio Calculation Date until such time that an appropriate Financial Officer's certificate is provided, whereupon the Applicable Rate shall be determined by the Leverage Ratio reflected on such Financial Officer's Certificate, until the next Ratio Calculation Date. Subject to the preceding sentence, each determination of the Applicable Rate shall be effective from one Ratio Calculation Date until the next Ratio Calculation Date. Any adjustment in the Applicable Rate shall be applicable to all existing Loans as well as any new Loans made.


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

---------------------------------------------------------------------------------------------------------
LEVERAGE RATIO                                       EUROCURRENCY  UTILIZATION      ABR      COMMITMENT
                                                     SPREAD        FEE (greater     SPREAD   FEE
                                                                   than or equal
                                                                   to 50%)
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
            less than or equal to 1.5                         80           15              0        20
---------------------------------------------------------------------------------------------------------
greater than 1.5 but less than or equal to 2.0                90           15              0        25
---------------------------------------------------------------------------------------------------------
greater than 2.0 but less than or equal to 2.5               100           15              0        30
---------------------------------------------------------------------------------------------------------
greater than 2.5 but less than or equal to 3.0               110           15              0        35
---------------------------------------------------------------------------------------------------------
greater than 3.0 but less than or equal to 3.25              120           15             25        45
---------------------------------------------------------------------------------------------------------
                 greater than 3.25                           125           15             25        50
---------------------------------------------------------------------------------------------------------

                  "ASSESSMENT RATE" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; PROVIDED that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 9.04), and accepted by the Administrative Agent, in the form of SCHEDULE 1.01A or any other form approved by the Administrative Agent.

                  "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "BASE CD RATE" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BOOK VALUE" means, in the case of any Transfer of capital stock of any Person, the same proportion of the Total Assets of such Person as shall be equal to the proportion of the equity of such Person represented by the capital stock subject to such

Transfer, and, in the case of any Transfer of any asset (other than capital stock) of any Person as of the date of the determination thereof shall mean the amount at which the same is recorded, or in accordance with GAAP should have been recorded, in the books of account of such Person.

                  "BORROWER" means Genencor International, Inc., a Delaware corporation.

                  "BORROWING" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

                  "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with SECTION 2.03.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurocurrency Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar and Foreign Currency deposits in the London interbank market.

                  "CALCULATION DATE" means the last Business Day of each calendar month.

                  "CAPITALIZED LEASE OBLIGATIONS" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Borrower or any of its Subsidiaries, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

                  "CHANGE IN CONTROL" means (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (b) the acquisition of direct or indirect Control of the Borrower by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Eastman Chemical Company and Danisco Finland OY.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of SECTION 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Loans, expressed in dollars, as such commitment may be (a) reduced from time to time pursuant to SECTION 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to SECTION 9.04. The initial amount of each Lender's Commitment is set forth on SCHEDULE 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $16,000,000.

                  "CONSOLIDATED FUNDED INDEBTEDNESS" means all Funded Indebtedness of the Borrower and its Subsidiaries, determined at such time on a consolidated basis in accordance with GAAP, including any Indebtedness outstanding pursuant to and under this Agreement, as it appears on the consolidated balance sheet of the Borrower.

                  "CONSOLIDATED INDEBTEDNESS" means, at any time, the aggregate amount of Indebtedness of the Borrower and its Subsidiaries (without duplication), determined at such time on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, in respect of any period, the consolidated interest expense of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income of the Borrower and its Subsidiaries for such period, after provisions for taxation and minority interests, determined on a consolidated basis for such Persons in accordance with GAAP, but excluding therefrom each of the following to the extent included in the determination thereof:

                  (a) extraordinary gains or losses, as determined in accordance with GAAP;

                  (b) net earnings or losses of any Subsidiary of the Borrower accrued prior to the date it became such a Subsidiary;

                  (c) net earnings of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries shall have an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of a cash distribution;

                  (d) any portion of the net earnings of any of the Subsidiaries of the Borrower that by reason of contract, charter restriction or applicable law is unavailable for payment to the Borrower;

                  (e) any gains or losses arising from any re-evaluation, write-up or write-down of assets other than in the ordinary course of business;

                  (f) any restoration during such period to income of any contingency reserve, except to the extent that provision for such reserve was made during such period out of income accrued during such period; and

                  (g)      any net income or net loss during such period from
                           (i) any change in accounting principles in accordance with GAAP, or (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP.

                  "CONSOLIDATED NET WORTH" means, at any time, the total shareholders' equity of the Borrower and its Subsidiaries determined, at such time, in accordance with GAAP, but excluding therefrom the amount of share capital attributable to Redeemable Preferred Stock.

                  "CONSOLIDATED TOTAL ASSETS" means, at any time, the amount at which all of the assets of the Borrower and its Subsidiaries would be reflected on the Borrower's balance sheet as of its most recent fiscal year end prepared at such time on a consolidated basis in accordance with GAAP.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "CURRENCY" means either dollars or Euros.

                  "DEFAULT" means any event or condition which: (a) constitutes an Event of Default, (b) which solely upon notice, lapse of time or both would, unless cured or waived, become an Event of Default, or (c) constitutes a "Default," as such term is defined in the $32,000,000 Credit Agreement.

                  "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in SCHEDULE 3.06.

                  "DISPOSITION VALUE" means, at any time, with respect to any Transfer, the greater of the Fair Market Value or Book Value of the Property subject to such Transfer.

                  "DOLLARS" or "$" refers to lawful money of the United States of America.

                  "EBITDA" means, in respect of any period, Consolidated Net Income for such period

                  (a) (MINUS, to the extent added in the computation of such Consolidated Net Income, gains, net of losses, arising from the disposition of Property other than in the ordinary course of business,

                  (b) (PLUS, to the extent deducted in the computation of such Consolidated Net Income, each of the following:

                           (i)      Consolidated Interest Expense,

                           (ii) (Taxes imposed on or measured by income or excess profits of the Borrower and its Subsidiaries,

                           (iii) (the amount of all depreciation, depletion and amortization allowances,

                           (iv) (the amount, if any, by which (x) non-cash expenses of the Borrower and its Subsidiaries in respect of the Employee Incentive Plan made in said period exceed
                                    (y) the amount of all cash payments in
                                    respect of non-cash expenses of the type referred to in the foregoing CLAUSE (x) which were deducted in the computation of Consolidated Net Income for any prior period,

                           (v) losses, net of gains, arising from the disposition of Property other than in the ordinary course of business, and

                  (c) (MINUS, the amount, if any, by which (x) the amount of all cash payments in respect of non-cash expenses of the type referred to in the following CLAUSE (y) which were deducted in the computation of Consolidated Net Income for any prior period, exceed
                           (y) non-cash expenses of the Borrower and its Subsidiaries in respect of the Employee Incentive Plan to the extent deducted in the computation of such Consolidated Net Income.

                  "EFFECTIVE DATE" means the date on which the conditions specified in SECTION 4.01 are satisfied (or waived in accordance with SECTION 9.02).

                  "EMPLOYEE INCENTIVE PLAN" means the Stock Option and Stock Appreciation Right Plan, as adopted effective December 9, 1999.

                  "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "EURO" means the single currency unit of participating member states of the European Union.

                  "EUROCURRENCY", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "EVENT OF DEFAULT" has the meaning assigned to such term in
ARTICLE VII.

                  "EXCHANGE RATE" means, with respect to any currency other than dollars on any date, the rate at which such currency may be exchanged into dollars, as set forth on such date on the applicable Reuters currency page. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the Administrative Agent's spot rate of exchange in the London interbank market or other market where the Administrative Agent's foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of dollars with such currency for delivery two Business Days later; PROVIDED, HOWEVER, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under SECTION 2.16(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with SECTION 2.14(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to SECTION 2.14(a).

                  "EXCLUDED TRANSFER" shall have the meaning as set forth in
SECTION 6.16 (a)(iv) of this Agreement.

                  "FAIR MARKET VALUE" means, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "FISCAL QUARTER" means each quarter-year period of the Borrower, ending on the last day of each June, September, December and March.

                  "FISCAL YEAR" means the fiscal year of the Borrower, which is the calendar year.

                  "FOREIGN CURRENCY" means any Currency other than dollars; and when used in reference to a Loan or a Borrowing, such term refers to a Loan or Borrowing denominated in a Foreign Currency.

                  "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "FOREIGN SUBSIDIARY" means any Subsidiary that is organized under the laws of jurisdiction other than the United States of America, each State thereof and the District of Columbia.

                  "FUNDED INDEBTEDNESS" means any outstanding Indebtedness of a Person for borrowed money, including all Indebtedness of the Borrower and its Subsidiaries to the Lenders and other financial institutions, domestic or foreign, including all secured and unsecured notes payable, all industrial revenue bonds, all Capitalized Lease Obligations and other similar debt obligations and the current maturities thereof, but excluding all trade accounts payable, customer advances, accrued expenses, income and other taxes payable, deferred income and other taxes and accrued pension liabilities.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE" means, with respect to any Person (for the purposes of this definition, the "guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the guarantor:

                  (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

                  (b)      to advance or supply funds

                           (i)      for the purchase or payment of such
                                    indebtedness, dividend or obligation, or

                           (ii) to maintain working capital or other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

                  (c) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guarantee, in connection with any computation of indebtedness or other liability,

                  (a) in each case where the obligation that is the subject of such Guarantee is in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guarantee is the amount of the direct obligation then outstanding, and

                  (b) in each case where the obligation that is the subject of such Guarantee is not in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guarantee is the maximum aggregate amount (if any) of such obligation.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "INDEBTEDNESS" means, with respect to any Person (without duplication), all of the following: (a) all obligations of such Person for moneys borrowed; (b) all obligations for moneys borrowed secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed by such Person or recourse is available against such Person); (c) all obligations (other than trade and other ordinary accounts payable) of such Person in respect of the acquisition cost of Property or services to the extent payable after the time of acquisition or possession by such Person and not yet repaid where the advance or deferred payment was arranged principally as a method of financing the acquisition of such Property or services acquired (including, without limitation, any conditional sale or other title retention agreement); (c) all Capitalized Lease Obligations of such Person; (d) its reimbursement or other obligations in respect of banker's acceptances, other acceptances, letters of credit and other instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person, other than any such obligations in respect of ordinary trade credits; and (e) all obligations under Guarantees given by such Person in respect of obligations of other Persons of the type set forth in CLAUSES (A) THROUGH (D) of this definition.

                  "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

                  "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with SECTION 2.05.

                  "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "INTEREST PERIOD" means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding

Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "INVESTMENTS" means all investments made, in cash or by delivery of Property, directly or indirectly, in any Person or any Property, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; PROVIDED, however, that "Investments" shall not mean or include investments in Property to be used or consumed in the ordinary course of business permitted by SECTION 6.07 of this Agreement.

                  "LEVERAGE RATIO" at any time means the ratio of Consolidated Funded Indebtedness as of the last day of the most recently completed Fiscal Quarter to EBITDA for the twelve (12) month period ending on such day.

                  "LIBO RATE" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the relevant Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in the relevant Currency of $5,000,000 (or the U.S. Dollar Equivalent of Euros, as the case may be) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of an agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

                  "LOANS" means the loans made by the Lenders to the Borrower pursuant to SECTION 2.03.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

                  "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans, but including all Notes and other obligations pursuant to the Note Agreement) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $2,000,000 (using the Exchange Rate to compute amounts in currencies other than dollars). For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "MATERIAL SUBSIDIARY" means a Subsidiary of the Borrower that, at any time, has net income which comprises more than five percent (5%) of the Consolidated Net Income (in each case determined for the Fiscal Quarter of the Borrower then most recently ended) or shareholder's equity which comprises more than five percent (5%) of Consolidated Net Worth (in each case determined for the Fiscal Quarter of the Borrower then most recently ended).

                  "MATURITY DATE" means January 31, 2002.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NET PROCEEDS" means, with respect to the Transfer of any Property by the Borrower or any of its Subsidiaries, the remainder, if any, of

                  (a) the aggregate amount of the consideration (valued at the Fair Market Value thereof at the time of the consummation of such Transfer) received by such Person in connection with such Transfer, MINUS

                  (b)      the sum of

                           (i) the principal amount of and premium, if any, on any Indebtedness which is secured by or which finances any such Property (other than Indebtedness assumed by the purchaser of such Property) and which is required to be, and is, repaid upon consummation of such Transfer,

                           (ii) the out-of-pocket expenses incurred by the Borrower or any Subsidiary of the Borrower in connection with such Transfer, and

                           (iii) all Taxes, including Taxes measured by income, calculated as if the Borrower and its Subsidiaries were a separate consolidated group for Tax purposes and assuming such Transfer was the only transaction in which the Borrower and its Subsidiaries engaged during the relevant period, without giving effect to any carryforwards, carrybacks or credits.

                  "NOTE AGREEMENT" shall mean the Note Agreement dated March 28, 1996 among the Borrower and purchasers a party thereto, in the principal amount of $140,000,000.00, and any substitution therefor, as it may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

                  "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "PERMITTED INVESTMENTS" means and includes the following:

                  (a) Investments by the Borrower or any of its Subsidiaries pursuant to the Working Capital Investment Policy attached as SCHEDULE 1.01(B), except that Permitted Investments shall also include Investments which would comply with such policy except for the fact that they exceed the limits established pursuant to the "Investment Limits" section of such policy, as long as such Investments do not exceed such limits by a material amount; and

                  (b) Investments in addition to those described in PARAGRAPH (a), provided that the aggregate amount of such Investments at any time shall not exceed ten percent (10%) of Consolidated Net Worth at such time, provided that at the time of any such proposed Investment no Default or Event of Default shall have occurred and be continuing.

         Permitted investments referred to in the foregoing PARAGRAPH (b) shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PREFERRED STOCK" means any class of capital stock of the Borrower which is preferred over any other class of capital stock of the Borrower as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  "REDEEMABLE PREFERRED STOCK" means Preferred Stock of the Borrower that has been issued as of the date of this Agreement and by the terms pursuant to which it was issued is subject to mandatory redemption, in whole or in part (including, without limitation, redemption, in whole or in part, at the option of any holder thereof).

                  "REGISTER" has the meaning set forth in SECTION 9.04.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUIRED LENDERS" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 66"% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "RESTRICTED PAYMENT" means and includes:

                  (a) (any dividend or other distribution, direct or indirect and whether payable in cash or Property, on account of any capital stock or other equity interests of the Borrower or any of its Subsidiaries, except to the extent such dividend or distribution

                           (i)      is payable to the Borrower; or

                           (ii) is payable solely in capital stock or other equity interests of the Borrower or such Subsidiary of the Borrower;

                  (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any capital stock or other equity interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, or of any warrants, rights or options to acquire any such capital stock or other equity interests or any Securities convertible into such capital stock or other equity interests, except to the extent that any amount due in respect of such redemption, retirement, purchase or other acquisition

                           (i) is payable to the Borrower or any Subsidiary of the Borrower; or

                           (ii) is payable solely in capital stock or other equity interests of the Borrower or such Subsidiary of the Borrower; and

                  (c) Investments by the Borrower or any Subsidiary of the Borrower other than Permitted Investments, set forth in PARAGRAPH (a) TO PARAGRAPH (g), inclusive, of the definition of such term.

                  "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans denominated in Dollars and the U.S. Dollar Equivalent of its Loans denominated in Foreign Currencies, at such time.

                  "SENIOR INDEBTEDNESS" means the "Notes" issued pursuant to the Note Agreement and any Indebtedness of the Borrower that is not in any manner subordinated in right of payment to such Notes or to any other Indebtedness of the Borrower.

                  "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "SUBSIDIARY" means any subsidiary of the Borrower.

                  "SUBSTANTIAL PORTION" means, at any time, any Property subject to a Transfer if the Disposition Value of such Property, when added to the Disposition Value of all other Property of the Borrower and its Subsidiaries that has been the subject of a Transfer (other than an Excluded Transfer and subject, with respect to both such

Property and all such other Property, to the provisions of SECTION 6.16(b)(ii)) during the then current Fiscal Year of the Borrower, exceeds an amount equal to ten percent (10%) of Consolidated Total Assets at such time.

                  "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "TOTAL ASSETS" means, with respect to any Person at any time, all of the assets of such Person which would be reflected, at such time, on a balance sheet of such Person prepared in accordance with GAAP.

                  "TOTAL CAPITALIZATION" means, at any time, the sum of Consolidated Indebtedness at such time, plus Consolidated Net Worth at such time.

                  "TRANSACTIONS" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

                  "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers, leases (as lessor) or otherwise disposes of any of its Property (other than cash, temporary cash investments and trade receivables), including, without limitation, capital stock of any Person.

                  "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, or the Alternate Base Rate.

                  "U.S. DOLLAR EQUIVALENT" means, on any date of determination, with respect to any amount in any Foreign Currency, the equivalent in dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Foreign Currency then in effect as determined pursuant to
SECTION 1.05.

                  "VOTING STOCK" means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary of the Borrower 100% of all of the Voting Stock of which is owned by any one or more of the Borrower and/or other Wholly-Owned Subsidiaries.

                  "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Type (E.G., a "Eurocurrency Loan"). Borrowings also may be classified and referred to by Type (E.G., a "Eurocurrency Borrowing").

                  SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed, and all financial information and reports provided pursuant to this Agreement shall be prepared, in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.05. FOREIGN CURRENCY EQUIVALENTS; CURRENCY FLUCTUATIONS. Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Foreign Currency and (ii) give notice thereof to the Borrower and the Lenders. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (each a "RESET DATE"), shall remain effective until the next succeeding Reset Date and shall during the period of their effectiveness be employed in making any computation of Foreign Currency equivalents required to be made under this Agreement (other than any computation required under SECTION 9.14). Not later than 5:00 p.m., New York City time, on the date of each Borrowing and on the date of each reduction under SECTION 2.09 or prepayment under SECTION 2.08 involving any Foreign Currency, the Administrative Agent shall (i) determine the U.S. Dollar Equivalent, of such Foreign Currency, based on the Exchange Rate in effect as provided in the preceding sentence, of such Borrower and (ii) notify the Borrower and the Lenders of the results of such determination.

                                   ARTICLE II
                                   The Credits
                                   -----------

                  SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower in any Currency at any time and from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

                  SECTION 2.02. LOANS AND BORROWINGS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to SECTION 2.11, (i) each Borrowing of dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith and (ii) each Borrowing of a Foreign Currency shall be comprised entirely of Eurocurrency Loans. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that (i) if such Borrowing is denominated in dollars, is an integral multiple of $500,000 and not less than $500,000 and (ii) if such Borrowing is denominated in a Foreign Currency, is in an aggregate principal amount the U.S. Dollar Equivalent of which is not less than $500,000 and is an integral multiple of $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000; PROVIDED that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowing of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of two Eurocurrency Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. REQUESTS FOR BORROWINGS. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with SECTION 2.02:

                  (i) the aggregate amount and Currency of the requested Borrowing;

                  (ii)     the date of such Borrowing, which shall be a Business
                           Day;

                  (iii) whether any dollar Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

                  (iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of SECTION 2.07.

If no election as to the Type of Borrowing in dollars is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no election as to Currency is specified with respect to a Eurocurrency Borrowing, then the Borrower shall be deemed to have selected dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the currency being borrowed by 1:00 p.m., New York City time, in the case of dollar Borrowings, and not later than 12:00 noon London time, in the case of Foreign Currency Borrowings, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City, for dollar Borrowings, and in London, for Foreign Currency Borrowings, as designated by the Borrower in the applicable Borrowing Request.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with PARAGRAPH (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon in the Currency being borrowed, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05. INTEREST ELECTIONS. (a) Each Borrowing of dollars initially shall be of the Type specified in the applicable Borrowing Request, and each Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert a Borrowing of dollars to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under SECTION 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with SECTION 2.03:

                                    (i) the Borrowing to which such Interest
                                    Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to PARAGRAPHS (iii) AND (iv) below shall be specified for each resulting Borrowing);

                           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                                    (iii) in the case of a Borrowing of dollars, whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

                           (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) such Borrowing shall be converted to an ABR Borrowing, if such Borrowing is denominated in dollars and
(ii) the Borrower will be deemed to have elected a one (1) month Interest Period beginning with the day after the last day of the expired Interest Period, if such Borrowing is denominated in a Foreign Currency. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing in dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.06. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with SECTION 2.08, the sum of the Revolving Credit Exposures would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under PARAGRAPH (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date. Principal and interest for each Loan shall be repaid in the Currency in which it was advanced.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the Currency and amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to PARAGRAPH (b) OR (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assign) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note, to such payee and its registered assigns).

                  SECTION 2.08. PREPAYMENT OF LOANS. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with PARAGRAPH (b) of this Section.

                  (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time (or London time, in the case of Foreign Currency Borrowings), three Business Days before the date of prepayment or, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the day of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
SECTION 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with SECTION 2.06. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in SECTION 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by SECTION 2.10.

                  (c) If, during any period when any Foreign Currency Loans are outstanding, (i) the Revolving Credit Exposure of any Lender exceeds 105% of such Lender's Commitment or (ii) the sum of the total Revolving Credit Exposures exceeds 105% of the total Commitments, the Borrower will prepay the Loans, in such amount as may be necessary to eliminate such excess; and prior to the elimination of such excess, no further Loan may be made if the result would be to increase the amount of such excess.

                  SECTION 2.09. FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (i) a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the unused Commitment of such

Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; and (ii) a utilization fee, which shall accrue at the Applicable Rate on the outstanding principal balance of all Loans of such Lender on each day during which the principal balance of all Loans equals or exceed 50% of the total Commitments, during the period from and including the Effective Date to but excluding the date on which such Commitment terminates, PROVIDED that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such utilization fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment and utilization fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; PROVIDED that any utilization fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment and utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days on which such fees are earned (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (c) All fees payable hereunder shall be paid in dollars on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and utilization fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.10. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in PARAGRAPH
(a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; PROVIDED that (i) interest accrued pursuant to PARAGRAPH (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.11. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or a Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

                  (c) in the case of a Borrowing of Foreign Currency Loans, the Administrative Agent determines (which determination shall be presumed correct absent manifest error) that deposits in the applicable Foreign Currency are not generally available, or cannot be obtained by the Lenders, in the London Interbank Market;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any dollar Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing so requested to be continued shall, at the option of the Borrower, be repaid on the last day of the then current Interest Period with respect thereto or shall be converted to an ABR Borrowing (with any Foreign Currency Borrowing being converted to a Borrowing denominated in dollars at the Exchange Rate determined by the Administrative Agent in accordance with this Agreement) on the last day of the then current Interest Period with respect thereto, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in dollars, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Borrowing of Foreign Currency Loans shall be ineffective; provided that if the circumstances giving rise to such notice do no effect all applicable Currencies, then requests for Eurocurrency Borrowings may be made in the Currencies that are not affected thereby.

                  SECTION 2.12. INCREASED COSTS. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in PARAGRAPH (a) OR (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten
(10) days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.13. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any dollar denominated Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under SECTION 2.08(b) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to SECTION 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event in the Currency in which the affected Loan is denominated. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.14. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.15. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of amounts payable under SECTION 2.12, 2.13 OR 2.14, or otherwise) prior to 12:00 noon, New York City or London time, depending on the required place of payment, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All payments of dollars shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, and all payments of Foreign Currencies shall be made to the administrative Agent at its offices at Trinity Tower, 9 Thomas More Street, London, England, except that payments pursuant to SECTIONS 2.12, 2.13,
2.14 AND 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the Currency specified herein and, in the absence of any specification, in dollars (based, if necessary, on the U.S. Dollar Equivalent in effect on the date of payment).

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to SECTION 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

                  SECTION 2.16. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.
(a) If any Lender requests compensation under SECTION 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.12 OR 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under SECTION 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
SECTION 2.12 or payments required to be made pursuant to SECTION 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III
                         Representations and Warranties
                         ------------------------------

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. ORGANIZATION; POWERS. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Fiscal Year ended December 31, 1999, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the Fiscal Quarter and the portion of the Fiscal Year ended September 30, 2000, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in PARAGRAPH (ii) above.

                  (b) Since December 31, 1999, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

                  SECTION 3.05. PROPERTIES. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. TAXES. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. DISCLOSURE. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. SUBSIDIARIES. Set forth in SCHEDULE 3.12 to this Agreement is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation of each and showing the percentage of the Borrower's ownership of the outstanding stock of each subsidiary. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrower free and clear of all mortgages, deeds of trust, pledges, liens, security interest or other charges or encumbrances.

                                   ARTICLE IV
                                   Conditions
                                   ----------

                  SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with SECTION 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Harter, Secrest & Emery, counsel for the Borrower, substantially in the form of SCHEDULE 4.01(b), and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in PARAGRAPHS (a) AND (b) OF SECTION 4.02 and setting forth a computation of the Leverage Ratio as of the end of the Fiscal Quarter ended September 30, 2000.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable to the Administrative Agent and the Lenders on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to SECTION 9.02) at or prior to 3:00 p.m., New York City time, on February 28, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in PARAGRAPHS (a) AND (b) of this Section.

                                    ARTICLE V
                              Affirmative Covenants
                              ---------------------

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each Fiscal Year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its

Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under PARAGRAPH (a) OR (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with SECTIONS 6.09 THROUGH 6.11 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in SECTION 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under PARAGRAPH (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

                  (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under SECTION 6.03.

                  SECTION 5.04. PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its

Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. USE OF PROCEEDS. The proceeds of the Loans will be used only for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business. No part of the proceeds of any Loan will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X, (ii) to pay dividends on Preferred Stock, (iii) to finance the redemption of Preferred Stock or (iv) in violation of SECTION 6.04.

                  SECTION 5.09. SUBSIDIARY GUARANTEES. Each Person that becomes a Material Subsidiary and is organized under the laws of the United States, any state thereof or the District of Columbia, will execute and deliver to the Lenders within thirty (30) days after becoming a Material Subsidiary, a Guarantee of payment, in a form acceptable to the Required Lenders, of all Indebtedness of the Borrower to the Lenders, along with a secretary's certificate and an opinion of counsel to such Material Subsidiary regarding the authorization, execution and delivery of such Guarantee, and its enforceability, which secretary's certificate and opinion shall be satisfactory in all respects to the Required Lenders. Notwithstanding the foregoing, the requirements of this Section shall not apply to Genencor International Indiana, Inc., a Subsidiary organized under the laws of Indiana, so long as such Subsidiary is not required to enter into a Guarantee under or in respect of the Note Agreement or any of the Notes issued pursuant thereto.

                  SECTION 5.10. COVENANT TO SECURE EQUALLY. If the Borrower or any of its Subsidiaries creates or assumes any Lien upon any of its Property, whether now owned or hereafter acquired, other than Liens permitted by the provisions of SECTION 6.02 hereof (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to SECTION 9.02), the Borrower will make, or cause to be made pursuant to such agreements and instruments as shall be approved by the Required Lenders, effective provision whereby the Loans will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured, and the Borrower shall cause to be delivered to each of the Required Lenders an opinion of independent counsel, which opinion shall be satisfactory to the Required Lenders, to the effect that such agreement or instrument equally and ratably secures the Loans and is enforceable against the Borrower or such Subsidiary of the Borrower, as the case may be, in accordance with its terms. Any violation of SECTION 6.02 hereof will constitute an Event of Default hereunder, whether or not any such provision is made or any equitable Lien is created pursuant to this SECTION 5.10.

                  SECTION 5.11. PARI PASSU RANKING. The Loans shall at all times rank pari passu, without preference or priority, with all other outstanding, unsecured, unsubordinated obligations of the Borrower, present and future, that have not been accorded by law preferential rights.

                  SECTION 5.12. OTHER COVENANTS. If (in the reasonable opinion of the Required Lenders) at any time and from time to time, after the date hereof, any of the covenants, representations and warranties or events of default, or any other material term or provision (other than any term or provision relating to any payment terms, interest rates or penalties), contained in the Note Agreement, or in any document, agreement or instrument from time to time entered into by the Borrower in respect thereof, is more favorable to holders under the Note Agreement than are the terms of this Agreement, this Agreement shall be amended to contain each such more favorable covenant, representation and warranty, event of default, term or provision, and the Borrower hereby agrees to so amend this Agreement and to execute and deliver all such documents requested by the Lenders to reflect such amendments. Prior to the execution and delivery of such documents by the Borrower, this Agreement shall be deemed to contain each such more favorable covenant, representation and warranty, event of default, term or provision for purposes of determining the rights and obligations hereunder.

                                   ARTICLE VI
                               Negative Covenants
                               ------------------

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. LIMITATION ON SUBSIDIARY INDEBTEDNESS. The Borrower will not permit any Subsidiary directly or indirectly, to, create, incur, assume or otherwise become liable with respect to any Indebtedness or Preferred Stock other than:

                  (a) Indebtedness or Preferred Stock of any Subsidiary existing as of the date hereof and set forth in SCHEDULE 6.01 and extensions, renewals and replacements of any such Indebtedness or Preferred Stock so long as:

                  (i) the principal amount of such Indebtedness or the aggregate liquidation value of such Preferred Stock, as the case may be, shall not be increased in excess of the amount of such Indebtedness or restrictions applicable to such Subsidiary on account of such Indebtedness or Preferred Stock, outstanding immediately prior to such extension, renewal or replacement; and

                  (ii) any covenants or restrictions applicable to such Subsidiary on account of such Indebtedness or Preferred Stock shall not be materially more onerous to such Subsidiary than the covenants or restrictions applicable to such Subsidiary on account of such Indebtedness or Preferred Stock prior to such extensions, renewal or replacement;

                  (b) Subject to the limitations imposed pursuant to SECTION 6.04, Indebtedness owing to, or Preferred Stock beneficially owned by the Borrower or a Wholly-Owned Subsidiary; and

                  (c) Subject to the limitations imposed pursuant to SECTION 6.04, additional Indebtedness or Preferred Stock of any such Subsidiary not otherwise permitted under PARAGRAPHS (a) AND (b) of this SECTION 6.01 so long as immediately after giving effect to the incurrence of such additional Indebtedness or the issuance of such additional Preferred Stock and the concurrent retirement of other Indebtedness or Preferred Stock the sum of:

                  (i) the aggregate principal amount of all such newly incurred Indebtedness or the aggregate liquidation value of all such newly issued Preferred Stock, PLUS,

                  (ii) the aggregate amount of all outstanding Indebtedness, and the aggregate liquidation value of all outstanding Preferred Stock, not permitted under PARAGRAPHS (a) AND (b) of this Section that was previously incurred or issued by all such Subsidiaries (other than any such Indebtedness or Preferred Stock owned by the Borrower or Wholly-Owned Subsidiary), shall not exceed ten percent (10%) of Consolidated Net Worth at such time.

In the event that there is any question as to whether the covenants and restrictions referred to in SECTION 6.01 shall be more onerous to any Subsidiary of the Borrower than the covenants and restrictions applicable to such Subsidiary prior to any extension, renewal or replacement referred to in such paragraph, the written determination of the Required Lenders shall be conclusive.

                  SECTION 6.02. LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Property, whether now owned or hereafter acquired by it, except:

                  (a)      Liens outstanding on the date hereof and set forth in
                           SCHEDULE 6.02;

                  (b)      any Lien on Property that is:

                           (i) properly classifiable in accordance with GAAP as non-current, and

                           (ii) acquired or constructed by the Borrower or any Subsidiary of the Borrower,

which Lien secured Indebtedness used by the owner of such Property to pay for all or a portion of the related purchase price or construction costs of such Property, PROVIDED that

                                    (1) such Lien shall not extend to or cover any Property other than Property acquired or constructed after the date hereof with the proceeds of the Indebtedness secured thereby, and shall not secure Indebtedness other than such Indebtedness;

                                    (2) such Lien shall be imposed on such
                                    Property at the time of or before the
                                    acquisition or substantial completion
                                    thereof, and

                                    (3) such Lien shall secure Indebtedness in an amount not exceeding one hundred percent (100%) of the cost of acquisition or construction of the Property to which such Indebtedness relates;

                  (c)  (i)          any Lien on any Property of a Person at the
                                    time it becomes a Subsidiary of the Borrower or merges with or consolidates into the Borrower or any Subsidiary of the Borrower, and

                           (ii) any Lien on any Property acquired by the Borrower or any Subsidiary of the Borrower that was in existence at the time of such acquisition,

PROVIDED that, in the case of each of the foregoing PARAGRAPHS (c)(i) AND
(c)(ii) of this SECTION 6.02:

                           (1) such Lien shall not extend to or cover any Property other than the Property subject to such Lien at the time of such transaction, and shall not secure Indebtedness other than the Indebtedness outstanding at the time of such transaction,

                           (2) the aggregate amount of Indebtedness secured by Liens on such Property shall not exceed an amount equal to one hundred percent (100%) of the cost of acquisition of such Property measured at the time of such transaction, and

                           (3) such Lien shall not have been created in contemplation of any such transaction, and shall not have been created by the Borrower or a Subsidiary of the Borrower;

                  (d) Liens for Taxes not yet due or that are being actively contested in good faith by appropriate proceedings;

                  (e) Liens incurred or deposits made in the ordinary course of business,

                           (i) in connection with workmen's compensation, unemployment insurance, social security and other like laws,

                           (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, surety and performance bonds (of a type other than set forth in PARAGRAPH (d) of this SECTION 6.02) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property, and

                           (iii) in respect of leases, statutory obligations or claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED that

                                    (1)      the obligations secured by such
                                             Liens shall not be due and payable
                                             or, if due and payable, shall be
                                             actively contested in good faith by
                                             appropriate proceedings,

                                    (2)      such obligations shall not have
                                             arisen in connection with the
                                             borrowing of money, the obtaining
                                             of advances or the payment of the
                                             deferred purchase price of
                                             Property, and

                                    (3)      such Liens in the aggregate could
                                             not reasonably be expected to have
                                             a Material Adverse Effect;

                  (f)      Liens, arising in connection with court proceedings,

                           (i) in the nature of attachments, remedies and judgments, PROVIDED that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and PROVIDED FURTHER that the aggregate amount so secured, together with the aggregate amount secured pursuant to PARAGRAPH (f)(ii) of this SECTION 6.02, shall not at any time exceed Two Million Dollars ($2,000,000), and

                           (ii) securing appeal bonds, supersedeas bonds and other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit) or any other instrument serving a similar purpose, PROVIDED that the aggregate amount so secured, together with the aggregate amount secured pursuant to PARAGRAPH (f)(i) of this SECTION 6.02, shall not at any time exceed Two Million Dollars ($2,000,000);

                  (g) Liens on Property of a Subsidiary of the Borrower to secure obligations of such Subsidiary to the Borrower or another Subsidiary of the Borrower;

                  (h) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other similar title exceptions or encumbrances affecting real property, PROVIDED they do not in the aggregate materially detract from the value of such real property or materially interfere with their use in the ordinary conduct of the owning Person's business; and

                  (i) any Lien permitted by PARAGRAPH (a) THROUGH (h) of this SECTION 6.02 securing Indebtedness that is being renewed, extended or refunded, PROVIDED that such Lien is not extended to any other Property at the time of such renewal, extension or refunding and that the principal amount of such Indebtedness so secured is not to be increased in excess of the principal amount outstanding at the time of such renewal, extension or refunding.

                  SECTION 6.03. FUNDAMENTAL CHANGES. (a) The Borrower will not, and will not permit any of its Subsidiaries to, merge or consolidate with or into any other Person, or convey, transfer, spin-off or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, except that:

                           (i)      any such Subsidiary may

                                    (1)      merge or consolidate with or into,
                                             or convey, transfer or spin-off all
                                             or substantially all of its assets
                                             to, the Borrower, provided that the
                                             Borrower is the continuing or
                                             surviving corporation, or

                                    (2)      convey, transfer or spin-off all or
                                             substantially all of its assets in
                                             compliance with the provisions of
                                             SECTION 6.16 hereof;

                           (ii) any such Subsidiary may merge or consolidate with or into, or convey, transfer or spin-off all or substantially all of its assets to another Subsidiary of the Borrower provided that immediately after giving effect to such transaction, the Borrower, directly or indirectly, retains at least the same ownership interest in the surviving or transferee Subsidiary as it had in the other Subsidiary immediately prior to such transaction, and

                           (iii) the Borrower may merge or consolidate with or into, or convey, transfer or spin-off all or substantially all of its assets to, any other solvent corporation, provided that

                                    (1)     the successor formed by such
                                            consolidation or the survivor of
                                            such merger or the Person that
                                            acquires by conveyance, transfer or
                                            spin-off all or substantially all of
                                            the assets of the Borrower as an
                                            entirety, as the case may be (the
                                            "SUCCESSOR CORPORATION"), shall be a
                                            solvent corporation organized and
                                            existing under the laws of the
                                            United States of America, any state
                                            thereof or the District of Columbia,

                                    (2)     if the Borrower is not the Successor
                                            Corporation, such corporation shall
                                            have executed and delivered to the
                                            Lenders its assumption of the due
                                            and punctual performance and
                                            observance of each covenant and
                                            condition of this Agreement
                                            (pursuant to such agreements and
                                            instruments as shall be reasonably
                                            satisfactory to the Lenders), and
                                            the Borrower shall have caused to be
                                            delivered to the Lenders an opinion,
                                            in form and substance satisfactory
                                            to the Lenders, of independent
                                            counsel reasonably satisfactory to
                                            the Lenders, to the effect that all
                                            agreements or instruments effecting
                                            such assumption are enforceable in
                                            accordance with their terms and
                                            comply with the terms hereof, and

                                    (3)     immediately prior to, and
                                            immediately after giving effect to,
                                            such transaction, no Event of
                                            Default would exist.

No such conveyance, transfer or spin-off of all or substantially all of the Property of the Borrower shall have the effect of releasing the Borrower or any Successor Corporation from its liability under this Agreement.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of this Agreement and businesses reasonably related thereto.

                  SECTION 6.04. PERMITTED INVESTMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, make any Investment other than a Permitted Investment; and Borrower will not make any Permitted Investment not described in PARAGRAPH (a) of the definition of Permitted Investments if it would cause the then aggregate outstanding principal amount of such Permitted Investments that were made, directly or indirectly, with (i) Loan proceeds under this Agreement and/or (ii) loan proceeds under the $32,000,000 Credit Agreement to exceed $20,000,000.

                  SECTION 6.05. HEDGING AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.06. RESTRICTED PAYMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, make, set apart any funds or other Property for, or incur any liability to make, any Restricted Payments, unless immediately after giving effect to such action, no Default or Event of Default would exist, including, without limitation, an Event of Default arising from a failure to comply with SECTION 6.01 and 6.11 of this Agreement.

                  SECTION 6.07. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
SECTION 6.06.

                  SECTION 6.08. RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; PROVIDED that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on SCHEDULE 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) PARAGRAPH (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) PARAGRAPH (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  SECTION 6.09. CONSOLIDATED INDEBTEDNESS TO TOTAL CAPITALIZATION. The Borrower will not permit its Consolidated Indebtedness to be more than 55% of its Total Capitalization at the end of any Fiscal Quarter.

                  SECTION 6.10. INTEREST COVERAGE. The Borrower shall not permit the ratio of EBITDA for any period of four (4) consecutive Fiscal Quarters to Consolidated Interest Expense for such period to be less than 3.50 to 1.0.

                  SECTION 6.11. DEBT/EBITDA. The Borrower shall not permit the ratio of Consolidated Indebtedness, determined as of the end of any Fiscal Quarter to EBITDA for the period of four (4) consecutive Fiscal Quarters ending with such Fiscal Quarter to be greater than 3.50 to 1.0.

                  SECTION 6.12. INTENTIONALLY OMITTED.

                  SECTION 6.13. INTENTIONALLY OMITTED.

                  SECTION 6.14. LIMITATIONS ON CERTAIN SUBSIDIARY ACTIONS. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any agreement which would, directly or indirectly, restrict such Subsidiary's ability or right to:

                  (a) pay dividends or make any other distributions to the Borrower;

                  (b) pay any Indebtedness owing to the Borrower;

                  (c) make loans or advances to, or other Investments in, the Borrower; or

                  (d) transfer any Property to the Borrower.

                  SECTION 6.15. SALE OR DISCOUNT OF RECEIVABLES. The Borrower will not, nor will it permit any of its Subsidiaries to, discount or sell with recourse, or sell for less than the greater of the face value or Fair Market Value thereof, any of its notes receivable or accounts receivable.

                  SECTION 6.16. SALE OF ASSETS.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Transfer, PROVIDED that the foregoing restriction does not apply to a Transfer if:

                           (i) the Property that is the subject of such Transfer constitutes either (1) inventory held for sale, or (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Borrower or such Subsidiary or that is obsolete, and, in the case of any Transfer described in PARAGRAPH (1) OR PARAGRAPH (2), such Transfer is in the ordinary course of business (an "ORDINARY COURSE TRANSFER");

                           (ii)     either
                                    (1)     such Transfer is from a Subsidiary
                                            of the Borrower to the Borrower or
                                            to any other Subsidiary of the
                                            Borrower and immediately after
                                            giving effect to such Transfer, the
                                            Borrower, directly or indirectly,
                                            retains at least the same ownership
                                            interest in the transferee
                                            Subsidiary as it had in the
                                            transferor Subsidiary immediately
                                            prior to such Transfer, or

                                    (2)     such Transfer is from the Borrower
                                            to a Wholly-Owned Subsidiary of the
                                            Borrower (each such Transfer
                                            described in PARAGRAPH (1) AND
                                            PARAGRAPH (2), an "INTERGROUP
                                            TRANSFER");

                           (iii)    such Transfer is permitted under SECTION
                                    6.03 hereof (a "PERMITTED TRANSFER"); or

                           (iv) such Transfer is not an Ordinary Course Transfer, an Intergroup Transfer or a Permitted Transfer (such transfers collectively referred to as "EXCLUDED TRANSFERS"), and all of the following conditions shall have been satisfied with respect thereto:

                                    (1)      such Transfer does not involve a
                                             Substantial Portion of the Property
                                             of the Borrower and its
                                             Subsidiaries,

                                    (2)     in the good faith opinion of the
                                            Borrower, such Transfer is in
                                            exchange for consideration with a
                                            Fair Market Value at least equal to
                                            that of the Property exchanged, and

                                    (3)     immediately before and after giving
                                            effect to such transaction no Event
                                            of Default exists or would exist.

                  (b) Indebtedness Prepayment Transfers and Reinvested
Transfers.

                           (i) Notwithstanding the provisions of SECTION 6.16(a), the determination of whether a Transfer involves a Substantial Portion of the Property of the Borrower and its Subsidiaries, as provided in SECTION 6.16(a)(iv)(1) hereof, shall be made by

                                    (1)      deducting from the Disposition
                                             Value of the Property subject to
                                             such Transfer the same proportion
                                             of the Disposition Value
                                             attributable to such Property as
                                             shall be equal to the proportion of
                                             the Net Proceeds (the "DESIGNATED
                                             PORTION") to be applied to either:

                                            (A)      the prepayment of the
                                                     obligations due under this
                                                     Agreement or other Senior
                                                     Indebtedness (a "PREPAYMENT
                                                     TRANSFER") in accordance
                                                     with the respective
                                                     outstanding principal
                                                     amount thereof, within one
                                                     hundred eighty (180) days
                                                     before or after the
                                                     consummation of such
                                                     Transfer, or

                                            (B)      the acquisition, within one
                                                     hundred eighty (180) days
                                                     before or after the
                                                     consummation of such
                                                     Transfer, of Property
                                                     (including the capital
                                                     stock of corporations that,
                                                     upon such acquisition,
                                                     become Subsidiaries of the
                                                     Borrower) to be utilized in
                                                     the business of the
                                                     Borrower and its
                                                     Subsidiaries (a "REINVESTED
                                                     TRANSFER"),

in each case, as specified in the written notice referred to in SECTION 6.16(d).

                  (c) If, notwithstanding the immediately preceding PARAGRAPH
(i), the Borrower shall fail to apply the entire amount of the Designated Portion as specified in such written notice given in accordance with SECTION 6.16(c) within the period stated in SECTION 6.16(b)(i)(1), the computation of whether such Transfer involved a Substantial Portion of the Property of the Borrower and its Subsidiaries shall be recomputed, as of the date of such Transfer, by deducting from the Disposition Value of the Property subject to such Transfer only the same proportion of such Disposition Value as shall be equal to the proportion of the Net Proceeds attributable to such Property actually applied to either a Prepayment Transfer or a Reinvested Transfer within such period. If, upon the recomputation provided for in the preceding sentence, such Transfer involved a Substantial Portion of the Property of the Borrower and its Subsidiaries, an Event of Default shall be deemed to have existed as of the expiration of such period.

                  (d) Notices with respect to Transfers. The Borrower shall give written notice to each Lender at least ten (10) days prior to the consummation of any Transfer if such Transfer would violate the provisions of SECTION 6.16(a), but for the application of SECTION 6.16(b)(8), which notice shall:

                           (i) specify the anticipated consummation date of such Transfer;

                           (ii) set forth the Disposition Value of the Property subject to the Transfer and an estimate of the Net Proceeds to be received for such Property upon the Transfer thereof; and

                           (iii) state the portion of the estimated Net Proceeds to be applied to either or both of a Reinvested Transfer or a Prepayment Transfer.

In addition, the Borrower shall give written notice to each Lender not more than ten (10) days after the expiration of the period of one hundred eighty (180) days referred to in SECTION 6.16(b)(i)(1).

                           (iv) specifying the portion of such Net Proceeds actually applied to a Reinvested Transfer or a Prepayment Transfer,

                           (v) describing in reasonable detail the Property acquired with such Reinvested Transfer or the Senior Indebtedness paid as a result of such Prepayment Transfer, and

                           (vi) setting forth, in reasonable detail, any computation required by SECTION 6.16(b)(ii).

                                   ARTICLE VII

                                Events of Default
                                -----------------

                  If any of the following events ("EVENTS OF DEFAULT") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in PARAGRAPH (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in SECTION 5.02, 5.03 (with respect to the Borrower's existence) OR 5.08 or in ARTICLE VI;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in PARAGRAPH (a), (b) OR (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasances thereof, prior to its scheduled maturity; PROVIDED that this

PARAGRAPH (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in PARAGRAPH (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (using the Exchange Rate to compute amounts in currencies other than dollars) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,000,000;

                  (m)  a Change in Control shall occur; or

                  (n) the occurrence of an "Event of Default" as such term is defined in the $32,000,000 Credit Agreement.

then, and in every such event (other than an event with respect to the Borrower described in PARAGRAPH (h) OR (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in PARAGRAPH (h) OR (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII
                            The Administrative Agent
                            ------------------------

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative

Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in SECTION 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in SECTION 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and SECTION 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX
                                  Miscellaneous
                                  -------------

                  SECTION 9.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 200 Meridian Centre Boulevard, Rochester, New York 14618, Attention of Andrew Ashworth, Global Treasurer (Telecopy No. (716) 256-5287;

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Corporate Lending and Portfolio Management, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Jesus Sang (Telecopy No. (212) 552-5650), with a copy to The Chase Manhattan Bank, One Chase Square, Rochester, New York 14604, Attention of Scott Rose (Telecopy No. (716) 258-4258);

                  (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by PARAGRAPH (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change SECTION 2.15(b) OR (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) waive or release any Guarantee of Indebtedness of Borrower to the Lenders; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, hereunder without the prior written consent of the Administrative Agent.

                  SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under PARAGRAPH (a) OR (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning

Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under ARTICLE VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to PARAGRAPH
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.12, 2.13, 2.14 AND 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with PARAGRAPH (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in PARAGRAPH
(b) of this Section and any written consent to such assignment required by PARAGRAPH (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to SECTION 9.02(b) that affects such Participant. Subject to PARAGRAPH (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 2.12, 2.13 AND 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to PARAGRAPH (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 9.08 as though it were a Lender, provided such Participant agrees to be subject to
SECTION 2.15(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under SECTION 2.12 OR 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 2.14(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of SECTIONS 2.12, 2.13, 2.14 AND 9.03 and
ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of laws principles.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in Monroe County and of the United States District Court of the Western District of New York, sitting in Rochester, New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in PARAGRAPH (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "INFORMATION" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised



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the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.14. JUDGMENT CURRENCY. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligation of any Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgement, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                           [signature page to follow]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower                                    Genencor International, Inc.


                                            By /s/   Raymond J. Land
                                               ---------------------------------
                                               Name:  Raymond J. Land
                                               Title:  Senior Vice President and
                                                       Chief Financial Officer

Lenders and                                 THE CHASE MANHATTAN BANK,
Administrative Agent                        individually and as Administrative
                                            Agent,


                                            By /s/  Scott R. Rose
                                               ---------------------------------
                                               Name:  Scott R. Rose
                                               Title:   Vice President

                                            ABN AMRO Bank N.V.


                                            By /s/  Kevin P. Costello
                                               ---------------------------------
                                               Name:   Kevin P. Costello
                                               Title:   Group Vice President

                                            By /s/   Angela Reitz
                                               ---------------------------------
                                               Name:   Angela Reitz
                                               Title:   Vice President

                                            The Bank of New York

                                            By /s/  Thomas C. McCrohan
                                               ---------------------------------
                                               Name:  Thomas C. McCrohan
                                               Title:  Vice President



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